MASTER CUSTODY AGREEMENT

EXHIBIT A

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Master Custody Agreement dated as of February 16, 1996.

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin California Tax-Free Income Fund	Delaware Statutory Trust
Franklin California Tax-Free Trust	Delaware Statutory Trust	Franklin California Insured Tax-Free Income Fund Franklin California Intermediate-Term Tax-Free Income Fund Franklin California Tax-Exempt Money Fund
Franklin Capital Growth Fund	Delaware Statutory Trust

Franklin Custodian Funds	Delaware Statutory Trust	Franklin Dynatech Fund Franklin Growth Fund Franklin Income Fund Franklin U.S. Government Securities Fund Franklin Utilities Fund

Franklin Federal Tax- Free Income Fund	Delaware Statutory Trust
Franklin Floating Rate Master Trust	Delaware Statutory Trust	Franklin Floating Rate Master Series

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Global Trust	Delaware Statutory Trust

Franklin Global Real Estate Fund
Franklin International Growth Fund
Franklin International Small Cap Growth Fund
Franklin Large Cap Equity Fund
Franklin Templeton Emerging Market Debt
Opportunities Fund

Franklin Gold and Precious Metals Fund	Delaware Statutory Trust
Franklin High Income Trust	Delaware Statutory Trust	Franklin High Income Fund
Franklin Investors Securities Trust	Delaware Statutory Trust

Franklin Adjustable U.S. Government Securities Fund
Franklin Balanced Fund
Franklin Convertible Securities Fund
Franklin Equity Income Fund
Franklin Floating Rate Daily Access Fund
Franklin Limited Maturity U.S. Govt Securities Fund
Franklin Low Duration Total Return Fund
Franklin Real Return Fund
Franklin Total Return Fund

Franklin Managed Trust	Delaware Statutory Trust	Franklin Rising Dividends Fund
Franklin Money Fund	Delaware Statutory Trust

Franklin Municipal Securities Trust	Delaware Statutory Trust	Franklin California High Yield Municipal Fund Franklin Tennessee Municipal Bond Fund

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Mutual Series Funds	Delaware Statutory Trust

Mutual Beacon Fund
Mutual European Fund
Mutual Financial Services Fund
Mutual Global Discovery Fund (formerly Mutual Discovery Fund)

Mutual International Fund
Mutual Quest Fund (formerly Mutual Quest Fund)
Mutual Shares Fund

Franklin New York Tax-Free Income Fund	Delaware Statutory Trust
Franklin New York Tax-Free Trust	Delaware Statutory Trust	Franklin New York Insured Tax-Free Income Fund Franklin New York Intermediate-Term Tax-Free Income Fund Franklin New York Tax-Exempt Money Fund
Franklin Real Estate Securities Trust	Delaware Statutory Trust	Franklin Real Estate Securities Fund
Franklin Strategic Mortgage Portfolio	Delaware Statutory Trust
Franklin Strategic Series	Delaware Statutory Trust

Franklin Biotechnology Discovery Fund
Franklin Flex Cap Growth Fund
Franklin Focused Core Equity Fund
Franklin Growth Opportunities Fund
Franklin Natural Resources Fund
Franklin Small Cap Growth Fund
Franklin Small-Mid Cap Growth Fund
Franklin Strategic Income Fund

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Tax-Exempt Money Fund	Delaware Statutory Trust
Franklin Tax-Free Trust	Delaware Statutory Trust

Franklin Alabama Tax-Free Income Fund
Franklin Arizona Tax-Free Income Fund
Franklin Colorado Tax-Free Income Fund
Franklin Connecticut Tax-Free Income Fund
Franklin Double Tax-Free Income Fund
Franklin Federal Intermediate-Term Tax-Free
Income Fund
Franklin Federal Limited-Term Tax-Free Income Fund
Franklin Florida Tax-Free Income Fund
Franklin Georgia Tax-Free Income Fund
Franklin High Yield Tax-Free Income Fund
Franklin Insured Tax-Free Income Fund
Franklin Kentucky Tax-Free Income Fund
Franklin Louisiana Tax-Free Income Fund
Franklin Maryland Tax-Free Income Fund
Franklin Massachusetts Tax-Free Income Fund
Franklin Michigan Tax-Free Income Fund
Franklin Minnesota Tax-Free Income Fund
Franklin Missouri Tax-Free Income Fund
Franklin New Jersey Tax-Free Income Fund
Franklin North Carolina Tax-Free Income Fund
Franklin Ohio Tax-Free Income Fund
Franklin Oregon Tax-Free Income Fund
Franklin Pennsylvania Tax-Free Income Fund
Franklin Virginia Tax-Free Income Fund

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Templeton Fund Allocator Series	Delaware Statutory Trust

Franklin Templeton Conservative Target Fund
Franklin Templeton Corefolio Allocation Fund
Franklin Templeton Founding Funds Allocation Fund
Franklin Templeton Growth Target Fund
Franklin Templeton Moderate Target Fund
Franklin Templeton Perspectives Allocation Fund
Franklin Templeton 2015 Retirement Target Fund
Franklin Templeton 2025 Retirement Target Fund
Franklin Templeton 2035 Retirement Target Fund
Franklin Templeton 2045 Retirement Target Fund

Franklin Templeton International Trust	Delaware Statutory Trust	Franklin India Growth Fund

Franklin Templeton Money Fund Trust	Delaware Statutory Trust	Franklin Templeton Money Fund
Franklin Templeton Variable Insurance Products Trust	Delaware Statutory Trust

Franklin Flex Cap Growth Securities Fund
Franklin Global Communications Securities Fund (pending liquidation)

Franklin Global Real Estate Securities Fund
Franklin Growth and Income Securities Fund

Franklin High Income Securities Fund

Franklin Income Securities Fund
Franklin Large Cap Growth Securities Fund
Franklin Large Cap Value Securities Fund
Franklin Rising Dividends Securities Fund
Franklin Small-Mid Cap Growth Securities Fund
Franklin Small Cap Value Securities Fund
Franklin Strategic Income Securities Fund
Franklin Templeton VIP Founding Funds
Allocation Fund
Franklin U.S. Government Fund
Franklin Zero Coupon Fund – 2010

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Templeton Variable Insurance Products Trust (continued)

Mutual Global Discovery Securities Fund (formerly Mutual Discovery Securities Fund)
Mutual International Securities Fund (effective 6/15/09)
Mutual Shares Securities Fund
Templeton Global Bond Securities Fund (formerly Templeton Global Income Securities Fund)

Franklin Value Investors Trust	Massachusetts Business Trust	Franklin All Cap Value Fund Franklin Balance Sheet Investment Fund Franklin Large Cap Value Fund Franklin MicroCap Value Fund Franklin MidCap Value Fund Franklin Small Cap Value Fund
Institutional Fiduciary Trust	Delaware Statutory Trust	Franklin Cash Reserves Fund Money Market Portfolio
The Money Market Portfolios	Delaware Statutory Trust	The Money Market Portfolio
Templeton Global Investment Trust	Delaware Statutory Trust	Templeton Income Fund
Templeton Income Trust	Delaware Statutory Trust	Templeton Global Total Return Fund Templeton International Bond Fund
CLOSED END FUNDS:
Franklin Mutual Recovery Fund	Delaware Statutory Trust
Franklin Templeton Limited Duration Income Trust	Delaware Statutory Trust
Franklin Universal Trust	Massachusetts Business Trust

Revised 5/1/09